Exhibit 99

                  CompuDyne Reports a Loss of $0.04 Per Share
      for 2005 First Quarter; Company Continues to Anticipate a Profit for
                                 the Full Year



    ANNAPOLIS, Md.--(BUSINESS WIRE)--May 10, 2005--CompuDyne Corporation (Nasdaq:CDCYE), an industry leader in sophisticated security products, integration and technology for the public security markets, today reported a loss of $0.04 per share for the first quarter of 2005, equal to the $0.04 loss reported in the first quarter of 2004. Revenues in the first quarter of 2005 were $36.3 million, down from $39.0 million in the first quarter of 2004.
    Revenues continued to be depressed due to the impact of recent budget deficits at many of the Company's state and local government customers, which has impacted both its Institutional Security Systems ("ISS") and Public Safety & Justice ("PS&J") segments, and the lingering impact of delayed awards of new projects for the company's Attack Protection ("AP") business. The loss was a result of the continuing depressed revenue level, continuing operating challenges that are being addressed through restructuring efforts and new management, and very heavy spending to meet Sarbanes Oxley and Section 404 controls obligations, partially offset by a favorable close-out of a major contract at ISS.
    Institutional Security Systems revenue declined $325 thousand to $15.7 million for the quarter. Pre-tax income increased $1.0 million to $1.2 million for the quarter. Both revenue and earnings benefited from the closeout of a major contract. Revenues have been under pressure, and will continue to be under pressure for the intermediate term, due to very low backlogs. Earnings are expected to be depressed for the balance of the year due to the low revenue outlook, offset to some extent by cost savings from restructuring and potential favorable settlements of claims and change orders related to problem projects. With the recent improvement in state and local government finances, and the continuing increase in prisoner populations, quoting and bidding activity has begun to pick up noticeably. ISS announced a $6.1 million project award in April.
    Attack Protection revenue was flat at $6.9 million in both the first quarters of 2005 and 2004 while pre-tax improved from a loss of $679 thousand in the 2004 first quarter to a profit of $499 thousand in the 2005 first quarter. The improvement was driven by expense reductions at the Norshield division, and a significant growth in revenues and profits at the Fiber SenSys ("FSI") subsidiary, reflective of FSI having received and shipped its largest single order ever in the first quarter of 2005. The bulk of AP's near-record backlog of new embassy projects begins shipping late in the second quarter of 2005 and is expected to impact the second half of 2005 very favorably. The Department of State has announced that they expect to award eighteen new embassy projects in late 2005, up from eight in 2004.
    Public Safety & Justice revenues declined $785 thousand to $11.7 million in the first quarter of 2005. Weak revenues reflect somewhat lower backlogs as well as the decision to delay the release of an important new product version by two months to assure that the best possible product would be delivered to our customers. The new version is now being installed very successfully. Pre-tax at PS&J in the first quarter of 2005 was a loss of $482 thousand compared to a profit of $435 thousand in the first quarter of 2004. The loss developed due to lower than expected revenue as well as the deferral of an expected change order into the second quarter. With improved state and local finances, and enhanced federal grants, new project quoting activity has picked up significantly and PS&J has two large expected awards under negotiation. PS&J is expected to return to solid profitability in the second quarter, with sequentially improving results throughout the year.
    Integrated Electronic Systems ("IES") (formerly Federal Security Systems) revenue declined to $2.0 million in the first quarter of 2005 from $3.6 million in the first quarter of 2004 and resulted in a breakeven for the first quarter of 2005 compared to a pre-tax profit of $200 thousand for the first quarter of 2004. The primary cause of the disappointing results was the delay in start-up of a major project, a delay that is expected to be resolved in the near future. IES was awarded a $25 million five-year contract during the quarter and, although the award is being protested, IES is expecting to begin work on the contract late in the second quarter.
    Corporate expenses totaled $2.6 million of which $1.1 million was charged to the individual businesses. Of the $2.6 million, $1.1 million was expended on audit, Sarbanes Oxley, and Section 404 related expenses. Also, $540 thousand was expended on net interest expense. The Sarbanes Oxley and Section 404 related expenses are expected to be very heavy again in the second quarter, and to begin moderating thereafter, however they are expected to continue as a heavy administrative burden indefinitely due to the Company's complex structure and modest size. The Company is looking at ways to moderate this complexity and reduce these costs.
    While backlogs declined during the first quarter of 2005, by $11.1 million to $115.7 million, quoting and bidding activity has picked up and several important contracts are under negotiation. The outlook for improving backlogs is good. The Company's policy is to not include an award in backlog if it is under protest. Had the protest related to IES' $25 million award been resolved prior to the end of the quarter, the Company's quarter end backlog would be significantly higher than the backlog at December 31, 2004.
    The Company estimates that the second quarter of 2005 will result in a modest loss similar to the first quarter, and that the second half of 2005 will be sufficiently improved to result in profitable operations for the year.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market and the demand for the Company's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, the Company's ability to secure new contracts, the ability to successfully grow the Company by completing acquisitions, the ability to remain in compliance with its bank covenants, delays in government procurement processes, ability to obtain bid, payment and performance bonds on various of the Company's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, and general economic conditions. Risks inherent in the Company's business and with respect to future uncertainties are further described in its other filings with the Securities Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.



                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                                              March 31,   December 31,
                          ASSETS                 2005         2004
                                             ------------ ------------
                                               (dollars in thousands)
Current Assets
     Cash and cash equivalents                  $  4,183     $  5,198
     Marketable securities                        10,769       19,577
     Cash and marketable securities -
      pledged                                        489            -
     Accounts receivable, net                     33,325       34,291
     Contract costs in excess of billings         15,060       16,087
     Inventories                                   4,894        5,165
     Prepaid expenses and other                    5,014        5,412
                                             ------------ ------------
        Total Current Assets                      73,734       85,730

Cash and marketable securities - pledged           5,510            -
Property, plant and equipment, net                11,689       12,094
Goodwill                                          25,913       25,894
Other intangible assets, net                       8,352        8,460
Other                                                901          713
                                             ------------ ------------
        Total Assets                            $126,099     $132,891
                                             ============ ============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
     Accounts payable and accrued liabilities   $ 16,605     $ 21,771
     Billings in excess of contract costs
      incurred                                    12,276       13,497
     Deferred revenue                              6,693        5,998
     Current portion of notes payable                440          440
                                             ------------ ------------
        Total Current Liabilities                 36,014       41,706

Notes payable                                      3,565        3,565
Convertible subordinated notes payable, net       39,165       39,118
Deferred tax liabilities                           2,072        2,072
Other                                                514          599
                                             ------------ ------------
        Total Liabilities                         81,330       87,060

Commitments and Contingencies

Shareholders' Equity                              44,769       45,831
                                             ------------ ------------
        Total Liabilities and Shareholders'
         Equity                                 $126,099     $132,891
                                             ============ ============


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

                                                Three Months Ended
                                                     March 31,
                                                 2005         2004
                                             ------------ ------------
                                               (in thousands, except
                                                   per share data)

Revenues                                        $ 36,306     $ 39,027
Cost of sales                                     23,923       28,829
                                             ------------ ------------

Gross profit                                      12,383       10,198

Selling, general and administrative expenses      10,027        8,162
Research and development                           2,111        1,755
                                             ------------ ------------
Income from operations                               245          281
                                             ------------ ------------

Total other expense, net                             564          792
                                             ------------ ------------

(Loss) before income taxes                          (319)        (511)
Income taxes expense (benefit)                         -         (204)
                                             ------------ ------------
Net loss                                        $   (319)    $   (307)
                                             ============ ============

(Loss) per share:
-----------------
Basic (loss) per common share                   $   (.04)    $   (.04)
                                             ============ ============

Weighted average number of common
 shares outstanding                                8,163        8,009
                                             ============ ============

Diluted (loss) per common share                 $   (.04)    $   (.04)
                                             ============ ============

Weighted average number of common
 shares and equivalents                            8,163        8,009
                                             ============ ============


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL DATA
                       (in thousands, unaudited)

                                                Three Months Ended
                                                     March 31,
                                                 2005         2004
                                             ------------ ------------

Revenues
 Institutional Security Systems                 $ 15,732     $ 16,057
 Attack Protection                                 6,898        6,953
 Integrated Electronic Systems                     2,019        3,575
 Public Safety and Justice                        11,657       12,442
                                             ------------ ------------
                                                $ 36,306     $ 39,027
                                             ============ ============


                                                Three Months Ended
                                                     March 31,
                                                 2005         2004
                                             ------------ ------------

Pre-tax income (loss)
 Institutional Security Systems                 $  1,230     $    207
 Attack Protection                                   499         (679)
 Integrated Electronic Systems                        (8)         200
 Public Safety and Justice                          (482)         435
 Corporate                                        (1,558)        (674)
                                             ------------ ------------
                                                $   (319)    $   (511)
                                             ============ ============


                                              March 31,   December 31,
                                                 2005         2004
                                             ------------ ------------

Backlog
 Institutional Security Systems                 $ 42,700     $ 49,324
 Attack Protection                                20,139       20,803
 Integrated Electronic Systems                     8,395        8,299
 Public Safety and Justice                        44,488       48,434
                                             ------------ ------------
                                                $115,722     $126,860
                                             ============ ============


             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                       (in thousands, unaudited)

                                                Three Months Ended
                                                     March 31,
                                                 2005         2004
                                             ------------ ------------

Net (loss)                                      $   (319)    $   (307)
Interest expense                                     803          749
Tax expense                                            -         (204)
Depreciation and amortization                        877          704
                                             ------------ ------------
EBITDA                                          $  1,361     $    942
                                             ============ ============


    This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principals (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization (EBITDA), in its internal analysis of net income and monitors it to ensure compliance with certain covenants under the Company's credit facility. Management believes that EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of its results of its operations. Management also believes that EBITDA is a valuable financial measure to investors because it allows them to monitor the Company's compliance with certain covenants under its credit facility.



    CONTACT: CompuDyne Corporation
             Investor Relations:
             Geoffrey F. Feidelberg, 410-224-4415 ext.313 investors.relations@compudyne.com